EXHIBIT 12-2


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                                                          6 MONTHS
                                                       ENDED
                                                     06/30/97
                                                     --------

NET INCOME                                           $235,856

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                 166,627
     NON-OPERATING INCOME                              24,694
                                                      -------
     NET TAXES                                        191,321

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                      179,686
     ANNUAL RENTALS                                     4,249
                                                                                                   -------
     TOTAL FIXED CHARGES                              183,935

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                       9,018
     ADJUSTMENT TO PREFERRED DIVIDENDS*                 7,315
                                                      -------
                                                       16,333

FIXED CHARGES AND PREFERRED DIVIDENDS                $200,268
                                                      =======

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                   $611,112
                                                     ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS           3.05
                                                         ====




 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS

